CERTIFICATION UNDER SECTION 906 OF SARBANES-OXLEY ACT OF 2002

Name of Registrant: Thrivent Series Fund, Inc.

In connection with the Report on Form N-CSR for the above-named issuer, the undersigned hereby certify, to the best of their knowledge, that:

1.

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date: August 28, 2020

  /s/ David S. Royal
 David S. Royal
 President and Chief Investment Officer
 (principal executive officer)

Date: August 28, 2020

  /s/ Gerard V. Vaillancourt
 Gerard V. Vaillancourt
 Treasurer and Principal Accounting Officer
  (principal financial officer)